UNITED States

Securities and exchange commission

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Voice Life, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3679	47-3563381
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification No.)

7071 Warner Avenue

Suite 460 Huntington Beach, CA 92647

(888) 502-2338

(Address of registrant’s principal executive offices)

Registered Agents Inc.

401 Ryland St, Suite 200-A

Reno, Nevada 89502

(755) 885-7800

(Name, address of agent for service)

With copies to:

Adam S. Tracy

Securities Compliance Group, Ltd.

520 W Roosevelt Road, Suite 201

Wheaton, IL 60187

888.978.9901

at@ibankattorneys.com

Approximate Date of Commencement for Proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerate filer [ ] Accelerated Filer [ ]

Non-accelerated filer [ ] Smaller reporting company [ X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Common Stock	5,000,000.55		2,750,000	$319.55

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Calculated under Section 6(b) of the Securities Act of 1933 as .0001162 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS – SUBJECT TO COMPLETION DATED OCTOBER 12, 2016

Voice Life, Inc.

Up to 5,000,000 Common Shares at $0.55 per Share

Voice Life, Inc., a Nevada corporation (“we”, “us”, or the “Company”) is offering for sale a maximum of 5,000,000 shares of its common stock, par value $0.0001 per share, at the price of $0.55 per share.  There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.  The aggregate offering price of all securities sold under this prospectus may not exceed $2,750,000. The offering will commence on the effective date of this prospectus and will terminate as of the earlier date of the sale of the maximum shares offered hereunder or the passing of 365 days.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

There is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

We were incorporated in the State of Nevada on March 12, 2015. We are a developmental stage company, with limited operational history. We are actively engaged in the development of our wireless “smart home” technology. Readers are encouraged to reference the section entitled “Business Operations” found on page 30 herein for additional information regarding our business.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to December 31, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled “Risk Factors” found on page 11 herein for additional information regarding the risks associated with our company and common stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The Date of this Prospectus is October 12, 2016

TABLE OF CONTENTS

Forward Looking Statements	6
Prospectus Summary Information	6
The Offering	7
Summary Selected Financial Information	9
Risk Factors	11
Use of the Proceeds	22
Determination of Offering Price	23
Dilution	24
Selling Security Holdings	25
Plan of Distribution	25
Description of Securities to be Registered	27
Interests of Named Experts and Counsel	29
Information with Respect to the Registrant
(a). Description of Business Operations	30
(b). Description of Property	32
(c). Legal Proceedings	33
(d). Directors, Executive Officers, Promoters and Control Persons	33
(e). Security Ownership of Certain Beneficial Owners and Management	36
(f). Executive Compensation	36
(g). Financial Statements	42
Exhibit Index	57
Undertakings	57
Signatures	59

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Company Name, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	We were incorporated under the laws of the State of Nevada on March 12, 2015. Our principal office is located at 7071 Warner Avenue, Suite 406, Huntington Beach, CA 92647. Our telephone number is (888) 502-2338

Capitalization:	Our articles of incorporation provide for the issuance of up to 75,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 5,000,000 shares of our common stock issued and outstanding.

Preferred Stock:	Our amended articles of incorporation provide for the issuance of up to 10,00,000 shares of preferred stock. Such preferred stock, if issued, may be convertible into shares of our common stock and therefore be dilutive to our existing shareholders. The preferred stock currently issued, outstanding, and designated have no voting rights. Each preferred share is convertible into one (1) share of common stock immediately after the Registration Statement filed on Form S-1 is effective. Accordingly, once converted, each share will vote pari passu with the other common stock shareholders.

Management:	Our Chief Executive Officer, Chairman and Secretary is Robert Smith. Mr. Smith represents our lone employee. Mr. Smith devotes his full time to the operations of the business.

Controlling Shareholders:	Our Chief Executive Officer, Chairman and Secretary, Robert Smith, is our majority shareholder. Mr. Smith owns 5,000,000 shares of our common stock, for which he paid $500. As such, Mr. Smith is able to exert significant influence over the affairs of the Company at the present time.

Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $45,986 and have had no significant revenues as of June 30, 2016. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.
Independence:	The Company has no present plans to be acquired or to merge with another company nor does the Company, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

Our Business

Description of Operations:

Voice Life is a development stage technology company focusing on the development of technology and products in order to enable voice controlled device for a “Smart Homes” and the wireless charging of products at a distance. Our goal is to create a wireless powered Smart Home. The products under development are both wirelessly powered, and charged, and are activated through voice control systems. The Company is also working to develop a voice user interface algorithm for the management and control of our products.

Historical Operations:	Since inception through June 30, 2016, the Company has generated an accumulated deficient in the amount of $45,986. We have not generated any revenues to date.
Current Operations:

The Company is currently focusing on the further development of its reference design products including its: voice user interface algorithm; wireless power distribution system composed of two interconnected products; portable transmitter; and an accessory receiver case which receives power from the transmitter, creating wireless charging capabilities.

Growth Strategy:	The Company will seek to showcase the products currently under development, including its new wirelessly powered light bulbs, and music speakers in a residential home called the “Smart Home of the Future Today.” The Showcase will serve as a “Voice Controlled” Smart Home template for applying these wireless charging technologies and reference design products to any home. Our company is in the process of pursuing manufacturing and licensing arrangements for the products we are developing. The Company is also currently seeking to collaborate with major residential homebuilders in Southern California to incorporate these products in new residential buildings. The Company also plans to seek to expand the products to consumer sites such as cafes, restaurants, and airports.

The Offering

Class of Securities Offered:	Common stock, par value $0.0001 per share.

No. of Shares being Sold in the Offering:	Five million (5,000,000)
Offering Price:	The Company intends to offer its common stock at $0.55 per share.
No. of Shares Outstanding:	As of the date of this Prospectus, there are 5,000,000 shares of the Company’s common stock issued and outstanding and 89,787 Preferred Series Shares issued and outstanding..
No. of Shares After the Offering:	Assuming the Company sells the maximum offering, there will be 10,000,000 issued and outstanding following the offering.
Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the total number of shares being sold, one year from the effective date of this Prospectus, or the decision by Company management to deem the offering closed.

Offering Costs:

We estimate our total offering registration costs to be up to $27,320. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advanced funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advanced or loan funds to the Company.

Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Robert Smith, our Chief Executive Officer and only director, currently owns all the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:

The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Best Efforts Offering:

We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of Proceeds:

We will use the proceeds of this offering to first cover administrative expenses in connection with this offering. We plan to use the remaining proceeds, if any, to further our business plan, as follows: approximately $1.1 million for product manufacturing, sales and marketing, approximately $450,000 for research, development, completion of reference design development and product certifications and completion of a smart home showcase, approximately $125,000 will be used for sales and marketing activities, approximately $450,000 will be used for the purchase of the fixed assets which consists primarily of a smart home showcase, computer equipment and software.

The balance of the funds will be used for general and administrative expenses and other general corporate purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, results from our research and development efforts, business developments and opportunities and related sales and marketing activities. See “Use of Proceeds” and “Plan of Operation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information. We retain wide discretion with respect to the proceeds of this offering.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3. The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4. The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

COMPANY

STATEMENT OF OPERATIONS

	From March 10, 2015 (inception) to Dec 31, 2015	From Jan 1, 2016 to June 30, 2016
		$

Revenue	[0.00]	[0.00]

Operating expenses:
General and Administrative	10,106	13,042
Legal Fees	2,799	5,719
Research and Development	12,650	1,670

Total operating expenses	25,556	20,431
Bad Debt	0.00	0.00

Net Profit (loss)	25,556	20,431

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov

 RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of June 30, 2016, we have generated no revenues and incurred a generated an accumulated deficit of $45,986. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

We may be unable to continue paying the costs of being a reporting public company.

The costs of being a public reporting company under the Securities Exchange Act of 1934 may be substantial and the Company may not be able to absorb the costs of being a public company which may cause us to cease being public in the future or require additional fundraising in order to remain in business. We estimate that in the future, costs for legal and accounting at $35,000 per year.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada Corporations Code against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources and has not generated any revenue since inception. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

There is no minimum dollar amount that the Company must raise in this offering, thus investors purchasing our securities might own stock of a company that has insufficient funding to conduct planned operations.

In order to implement the Company’s plan of operations for the next twelve month period, we require a minimum of $687,500 of funding from this offering. We anticipate that after the initial twelve month period we may need additional financing. If the Company is unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $30,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Electronic Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Electronic Bulletin Board.  Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

-	develop our technologies to make them commercially viable;

-	compete with larger, more established competitors who offer similar, more advanced technologies and are more capitalized than the Company

-	maintain and enhance our brand recognition; and

-	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance.

Risks Related to Our Business

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer and Chairman Robert Smith. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer and Chairman Robert Smith is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $35,000 in connection with this registration statement and thereafter $30,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our future results and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our business or our securities.

We expect to Need FCC approval for our technology, which may be difficult to achieve, and existing laws or regulations or future legislative or regulatory changes may affect our business.

Our remote charging technology involves the transmission of power using a combination Light Frequencies and radio frequency (“RF”) energy waves, which are subject to regulation by the Federal Communications Commission (“FCC”), and may be subject to regulation by other federal, state, and local agencies. We intend to design our technology so that it will operate in the 2.4/5.8 GHz radio frequency ranges, which are the same range as Wi-Fi routers and several other wireless consumer electronics. We will be transmitting power using RF energy waves at ranges that we believe have never been used for consumer products before. Therefore, we believe that we may require an FCC Part 18 approval, and there is no guarantee it will be granted.

We may not be able to achieve all the product features we seek to include in our product.

We have developed a prototype of our wireless power distribution system product that displays limited functionality in a real smart home setting. There are a variety of features we seek to include in our product that we have not yet achieved. For example, our prototype transmitter is capable of sending some wattage to three devices. While we believe recharging multiple devices on one transmitter at a commercially acceptable level may be possible theoretically, we have not yet achieved these results, even in the Smart Home setting. We believe our research and development efforts will yield additional functionality over time. However, there can be no assurance that we will be successful in achieving all the features we are targeting and our inability to do so may limit the appeal of our product to consumers.

Our industry is subject to intense competition and rapid technological change, which may result in products or new solutions that are superior to our technology under development or other future products we may bring to market from time to time. If we are unable to anticipate or keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our products may become less useful or obsolete and our operating results will suffer.

The consumer and commercial electronics industry in general and the power, recharging and alternative recharging segments of that industry in particular are subject to intense and increasing competition and rapidly evolving technologies. Because our products are expected to have long development cycles, we must anticipate changes in the marketplace and the direction of technological innovation and customer demands. To compete successfully, we will need to demonstrate the advantages of our products and technologies over well-established alternative solutions, products and technologies, as well as newer methods of power delivery and convince consumers and enterprises of the advantages of our products and technologies.

We anticipate future losses and negative cash flow, and it is uncertain if or when we will become profitable.

We have not yet demonstrated our ability to generate revenue but we hope to produce some material revenues and operate on a profitable basis. As a result, we have incurred losses since our inception and even thou we expect to see some operating revenue in the foreseeable future losses and negative cash flow for foreseeable future is a possibility. We expect to expend significant resources on hiring of personnel and startup costs, including payroll and benefits, product testing and development, intellectual property development and prosecution, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with this offering. We expect to incur costs and expenses related to prototype development, consulting costs, laboratory development costs, obtaining regulatory approvals required for our technology and reference product designs, marketing and other promotional activities, hiring of personnel, and the continued development of relationships with strategic business partners. We are attempting to obtain the necessary working capital for operations, of which this offering is a part, but we may not be able to obtain financing in a sufficient amount or at all. We anticipate our losses will continue to increase from current levels during our development stage.

Traditional wall plugin recharging remains an inexpensive alternative to our technology under development. Also, directly competing products are offered by Powermat Technologies, Energizer’s inductive charging business, PureEnergy Solutions, Inc., ecoupled and PowerCast Corporation, which have greater resources than us and are better established in the market than we are. We cannot be certain which other companies may have already decided to or may in the future choose to enter our markets. For example, consumer electronics products companies may invest substantial resources in wireless power or other recharging technologies and may decide to enter our target markets. Successful developments of competitors that result in new approaches for recharging could reduce the attractiveness of our products or render them obsolete.

Our future success will depend in large part on our ability to establish and maintain a competitive position in current and future technologies. Rapid technological development may render our technology under development or future products based on our technology obsolete. Many of our competitors have or may have greater corporate, financial, operational, sales and marketing resources, and more experience in research and development than we have. We cannot assure you that our competitors will not succeed in developing or marketing technologies or products that are more effective or commercially attractive than our products or that would render our technologies and products obsolete. We may not have or be able to raise or develop the financial resources, technical expertise, marketing, distribution or support capabilities to compete successfully in the future. Our success will depend in large part on our ability to maintain a competitive position with our technologies.

Our competitive position also depends on our ability to:

·	generate widespread awareness, acceptance and adoption by the consumer and enterprise markets of our technology under development and future products;

·	design a product that may be sold at an acceptable price point;

develop new or enhanced technologies or features that improve the convenience, efficiency, safety or perceived safety, and productivity of our technology under development and future products.

·	properly identify customer needs and deliver new products or product enhancements to address those needs;

·	limit the time required from proof of feasibility to routine production;

·	limit the timing and cost of regulatory approvals;

·	attract and retain qualified personnel;

·	protect our inventions with patents or otherwise develop proprietary products and processes; and

·	secure sufficient capital resources to expand both our continued research and development, and sales and marketing efforts.

If our technology under development is not or our future products are not competitive based on these or other factors, our business would be harmed.

It is difficult and costly to protect our intellectual property and we may not be able to ensure its protection.

Our success depends significantly on our ability to obtain, maintain and protect the rights to the technologies used in our products. Patents provide uncertain protections, and we may be unable to protect our intellectual property. For example, we may be unsuccessful in defending any patents we obtain against third party challenges.

In addition to patents, we expect to rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical security measures to protect our intellectual property rights. These measures may not be adequate to safeguard the technology underlying our products. If our rights are not properly protected, third parties could use our technology, and our ability to compete in the market would be reduced.

Because our industry is characterized by competing intellectual property, we may be sued for violating the intellectual property rights of others. As the number of competitors in the market for wireless power and alternative recharging solutions increases, and as the number of patents issued in this area grows, the possibility of patent infringement claims against us increases. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

We could become subject to product liability claims, product recalls, and warranty claims that could be expensive, divert management’s attention and harm our business.

Our business exposes us to potential liability risks that are inherent in the marketing and sale of products used by consumers. We may be held liable if our technology under development now or in the future causes injury or death or are found otherwise unsuitable during usage. While we believe our technology is safe, users could allege or possibly prove defects (some of which could be alleged or proved to cause harm to users or others) because we design our products to perform complex functions involving RF energy, possibly in close proximity to users. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs. A product liability claim, any product recalls or excessive warranty claims, whether arising from defects in design or manufacture or otherwise, could negatively affect our sales or require a change in the design or manufacturing process, any of which could harm our reputation and business, harm our relationship with licensors of our products, result in a decline in revenue and harm our business.

Expanding our service offerings or number of offices may not be profitable.

We may choose to develop products and services to offer. Developing new offerings involves inherent risks, including:

-	our inability to estimate demand for the new offerings;

-	competition from more established market participants;

-	a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We are subject to complex federal, state, local and other laws and regulations that could materially and adversely affect our business, financial condition and results of operations.

Our business is subject to various, and sometimes complex, laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. These costs could have a material and adverse effect on our business, financial condition and results of operations. Moreover, our failure to comply with these laws and regulations, as interpreted and enforced, could have a material adverse effect on our business, financial condition and results of operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We expect to depend on consumer electronics supply chain firms to manufacture, market and distribute our technology currently under development. If these strategic partners fail to successfully manufacture, market and distribute our technology in development, our business will be materially harmed.

We will not be able to control the efforts and resources these consumer electronics supply chain firms would devote to marketing our technology under development or other future products. Those third parties may not be able to successfully market and sell the products they develop based on our technology, may not devote sufficient time and resources to support the marketing and selling efforts and may not market those products at prices that will permit the products to develop, achieve or sustain market acceptance.

We do not yet have substantial assets or revenues and are largely dependent upon the proceeds of this offering to fully fund our business. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if develop, will be sustained. As a shell company, the Company’s common stock sold pursuant to this prospectus will be subject to restrictions on resale, and will not be eligible for quotation on the Over the Counter Bulletin Board. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTC Electronic Bulletin Board and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTC Electronic Bulletin Board, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are zero (0) shares of our common stock held by non-affiliates and 5,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

5,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Chairman Robert Smith owns a majority outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Chairman Robert Smith owns a majority outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock and 10,000,000 shares of various series preferred stock.  As of the date of this prospectus the Company had 5,000,000 shares of common stock and 80,787 Preferred Series Shares outstanding. Accordingly, we may issue up to an additional 70,000,000 shares of common stock and 9,919,737 Preferred Series Shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Electronic Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an

-	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,

-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

The offering price of the common shares being registered has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our common stock.  The offering price for the common shares being registered in this registration statement has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Electronic Bulletin Board, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.55. The total offering amount is $2,750,000. We do not intend to employ any material amount of the contemplated offering to discharge any current or future indebtedness of the Company. Moreover, we do not intend to use any proceeds of the offering to acquire any significant assets of acquire any entity.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$ 687,500	$ 1,375,000	$ 2,062,500	$ 2,750,000
Total Before Expenses	$ 687,500	$ 1,375,000	$ 2,062,500	$ 2,750,000

Offering Expenses
Legal & Accounting	$ 21,500	$ 21,500	$ 21,500	$ 21,500
Publishing/EDGAR	$ 2,000	$ 2,000	$ 2,000	$ 2,000
Transfer Agent	$ 1,250	$ 1,750	$ 2,500	$ 3,500
SEC Filing Fee	$ 320	$ 320	$ 320	$ 320
Total Operating Expenses	$ 25,070	$ 26,208	$ 26,320	$ 27,320

Net Offering Proceeds	$ 662,430	$ 1,349,430	$ 2,036,180	$ 2,722,680

Expenditures
Legal & Accounting	$ 35,000	$ 40,000	$ 45,000	$ 45,000
Research and Development	$ 112,500	$ 225,000	$ 337,500	$ 450,000
Product Manufacturing	$ 275,000	$ 550,000	$ 825,000	$ 1,100,000
Showcase, Sales and Marketing	$ 31,250	$ 62,500	$ 93,750	$ 125,000
Fixed Asset Purchases/Planned Lease Exp.	$ 58,680	$ 225,000	$ 337,500	$ 450,000
R. Smith Salary	$ 72,000	$ 72,000	$ 72,000	$ 72,000
Misc. Expenses*	$ 78,000	$ 174,930	$ 325,430	$ 480,680
Total Expenditures	$ 662,430	$ 1,349,430	$ 2,036,180	$ 2,722,680

Net Remaining Proceeds	$ -	$ -	$ -	$ -

*The Misc. Expenses category includes, among other things, the repayment of the 1,004 advance described below, discretionary bonuses, and salaries for additional employees.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. In order to implement our plan of operations for the next twelve month period, we require a minimum of $687,500 of funding from this offering. We anticipate that after the initial twelve month period we many need additional funding.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;

-	for office lease expenses and office equipment;

-	for sales and marketing; and

-	for salaries for our Chief Executive Officer and the hiring of additional full-time employees.

During the period from March 12, 2015 (inception) to December 31, 2015, Robert Smith has advanced the Company a total of $8,224.72 to cover costs related to the organization and development of the company. The advances are considered temporary in nature and have not been formalized by a promissory note. There is no formal written commitment for continued support by Mr. Smith.

The loan of $8,224.72 advanced to the Company by Mr. Smith is unsecured, non-interest bearing, and will become due and payable upon demand from the lender. Proceeds raised in this offering will be used to repay some or all of this related party advance. As of June 30, 2016 the company has paid $7,620.15 and the remaining balance is $1004.57

DETERMINATION OF THE OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	Our status as a developmental stage, “startup” company;

-	Costs associated with the continued development of our technologies into a commercialized status;

-	Our forecasted future prospects; and

-	Our current capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the post-offering net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of June 30, 2016, our net tangible book value was $512 or $0.00 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 5,000,000, the number of shares of common stock outstanding at June 30, 2016.

The following table sets forth as of June 30, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $.55 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$0.55	$0.55	$0.55	$0.55
Post Offering Net Tangible Book Value	$663,012	$1,350,512	$2,038,012	$2,725,512
Post Offering Net Tangible Book Value Per Share	$0.11	$0.18	$0.23	$0.27
Pre-Offering Net Tangible Book Value Per Share	$0.00	$0.00	$0.00	$0.00
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.11	$0.18	$0.23	$0.27
Dilution Per Share for New Shareholders	$0.44	$0.37	$0.32	$0.28
Percentage Dilution Per Share for New Shareholders	80.71%	67.26%	57.65%	50.45%

Capital Contribution by Purchasers of Shares	$687,500	$1,375,000	$2,062,500	$2,750,000
Capital Contribution by Existing Shares	$500	$500	$500	$500
% Contribution by Purchasers of Shares	99.93%	99.96%	99.98%	99.98%
% Contribution by Existing Shareholder	0.07%	0.04%	0.02%	0.02%
# of Shares After Offering Held by Public Investors	1,250,000	2,500,000	3,750,000	5,000,000
# of Shares After Offering Held by Existing Investors	5,000,000	5,000,000	5,000,000	5,000,000
Total Shares Issued and Outstanding	6,250,000	7,500,000	8,750,000	10,000,000
% of Shares - Purchasers After Offering	20.00%	33.33%	42.86%	50.00%
% of Shares - Existing Shareholder After Offering	80.00%	66.67%	57.14%	50.00%

Assuming the Issuer sells the entire offering of 5,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our post-offering net tangible book value as of June 30, 2016 would be $2,725,512, or $.27 per share. This amount represents an immediate increase in the post-offering net tangible book value of $.27 per share to our existing stockholder and an immediate dilution in the post-offering net tangible book value of approximately $.28 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

SELLING SECURITY HOLDERS

There are no Selling Security Holders for this offering.

PLAN OF DISTRIBUTION

This prospectus relates to the sale 5,000,000 million common shares.

We do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our CEO to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our CEO will sell the common shares, and intends to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Mr. Robert Smith, the Company’s Chief Executive Officer and Director, will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Smith. Mr. Smith is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Smith primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Smith has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before the earliest event of the sale of the maximum offering, the termination of the offering by Company management or the passage of one (1) year.

There are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Subscription Process

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

-	prospectus, with subscription agreement, is delivered by the Company to each offeree;

-	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;

-	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

-	once approved by counsel, the subscription is accepted by our Chief Executive Officer, and the funds deposited into an account labeled: Voice Life, Inc. within four (4) days of acceptance;
Following the Company’s acceptance of an offeree’s subscription agreement, the offeree will immediately acquire all rights of a stockholder.

-	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Voice Life, Inc.

U.S. Bank

P.O. Box 1800

Saint Paul, Minnesota 55101-0800

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $0.0001 par value per share. As of the date of this registration statement, there were 5,000,000 shares of common stock issued and outstanding, all held by our Chief Executive Officer and Chairman Robert Smith.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

Preferred Stock

Our articles of incorporation provide for the issuance of up to 10,000,000 shares of preferred stock. Our articles of incorporation authorize and empower our board of directors, without shareholder approval and in the manner provided by law, to fix and determine in a resolution the classes, series and number of each class or series of preferred stock. Such preferred stock, if issued, may be convertible into shares of our common stock and therefore be dilutive to our existing shareholders. Moreover, any preferred series stock issued will likely carry a liquidation and dividend preference over the holders of our common stock and therefore will impair the rights of our common stock holders.

On August 4, 2015, our board of directors created three new classes of preferred stock: Series B Convertible Preferred Shares, Series C Convertible Preferred Shares, and Series D Convertible Preferred Shares. Our board of directors fixed the number of shares in each class as provided in the table below:

On June 15, 2016, our board of directors created one additional class of preferred series stock: Series A Convertible Preferred Shares. Our board of directors fixed the number of shares in each class as provided in the table below:

Class:	Number:
Series A Convertible Preferred	8.500,000
Series B Convertible Preferred	1,000,000
Series C Convertible Preferred	250,000
Series D Convertible Preferred	250,000

Except as otherwise required under the General Corporation Law of the State of Nevada, the preferred stock here fixed and determined have no voting rights. Each preferred share is convertible into one (1) share of common stock immediately after the Registration Statement filed on Form S-1 is effective. Accordingly, once converted, each share will vote pari passu with the other common stock shareholders.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 5,000,000 shares of our common stock. Of these shares, only the 5,000,000 to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 5,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Implication of the Applicability of Rule 144

Rule 144, promulgated under the Securities Act of 1933 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). As we are a shell company, Rule 144 wwill be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to December 31, 2015 included in this prospectus have been audited by AJSH & Company, who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 2100 Manchester Road, Suite 615, Wheaton, IL 60187 (888) 978-9901. Mr. Tracy does not own any shares of the company.

DESCRIPTION OF BUSINESS OPERATIONS

The Company was incorporated under the laws of the State of Nevada on March 12, 2015. We are a developmental stage company principally involved in the business of developing technologies related to voice-enabled controlled devices for use in “smart homes.” Since inception, we have generated an accumulated deficient in the amount of ($25,731).

Current Operations

The Company is a development stage technology company focused on developing technology and reference design products and have developed is a beta system consisting of a base station transmitter, a smart phone receiver case, receiver test boards and management software. These reference design products once completed will enable smart home connected devices to be powered wirelessly and controlled thru voice by providing convenient, adaptive wireless power charging capabilities to low power fixed and mobile devices, such as mobile phones, tablets, toys, videogame controllers, watches, remote controls, smoke alarms, window covering deployment and retraction motors, installed sensors and night and emergency lighting fixtures that use or are capable of using a rechargeable battery. Our goal is to create a wireless powered Smart Home, with products being both wirelessly powered, and charged, and are activated through voice control systems. The Company will seek to target both consumer and commercial enterprise markets that use such rechargeable fixed and mobile devices.

The two reference design products of the company are a portable transmitter, about the size of a deck of cards, which creates a “4-D” optical window to one or many receivers, connected to electronic devices, such as a smart phone, which then receives its power from the “4-D” optical window. The transmitter locates the receiver in a 4-D optical space. The transmitter then generates an invisible wavelength, the “optical window” around the receiver. The receiver chip gathers power from the 4-D optical window and is able to charge recharge battery devices or power up to 10-watt devices that otherwise need battery connection from a power outlet. We are developing voice user interface algorithm for the management and control of our products.

Other than the current receiver, and transmitter, Voice Life Inc. is in the process of designing three additional reference design prototypes. All five-reference designs prototypes will be showcased in the Smart Home. The additional products include LED “transceiver light bulb, music speaker wireless powered receiver, and OLED display wireless power receiver. However, we believe that the technology upon which these reference design prototypes is based can potentially be utilized in a variety of other devices as well, including tablets, remote controls, rechargeable lights, and any other device with similar recharging capabilities that would otherwise require batteries or electrical outlets.

Although we have no formal agreements in place, we intend to source raw materials and other supplies from the established high capacity manufacture Shenzhen XinLiyang Co., Ltd., 3rd Building, Longhui Industrial Zone, Fuqiao 3rd Zone, Qiaotou Village, Fuyong Town, Baoan District, Shenzhen City, China.

Sales Strategy

Through the past decade the principals of the Company have developed a close relationship with Ingram Micro and Alibaba Group. Ingram Micro is the one of the few global broad based IT distributors, with 119 distribution centers serving over 200,000 resellers. Alibaba Group operates the leading online and mobile marketplace in retail and wholesale trade as well as cloud computing and other services. Voice Life plans to use its existing relationships with Ingram and Alibaba Group to expand its product sales and raise awareness for its products. Principal Officer Robert Smith has a close relationship with Ingram Micro because his previous work experience included working as an employee for Ingram Micro and he was responsible for building out their web operations. Mr Smith has maintained close relationship within the current executive management team at Ingram Micro. Principal Officer Robert Smith has a close relationship with Shenzhen Xinliyang Technology Co. who has a working relationship with Alibaba and is a 3rd year gold Supplier. Xinliyang Technology Co as a result of its Gold Supplier premium membership is able to provided us with comprehensive ways to promote our products, maximizing our product exposure and increasing return-on-investment.

The Company is currently in discussions with major residential homebuilders in Southern California with respect to incorporating the “Voice Controlled” template in their homes. The Company anticipates the Voice Controlled template to become options in any new home and existing home.

Voice Life has signed several standard agreements with Amazon.com, including an app distribution and services agreement, a mobile ad network publisher’s agreement, and a program materials license agreement. The Company intends to utilize Amazon.com to distribute its products and reach their wide audience. Our relationship with Amazon is that of a standard apps development and services developer. We have not negotiated any specialized, unique or exclusive contracts with Amazon.

Growth Strategy

The Company’s plan for the future includes developing products using voice user interface algorithm. Wireless power distribution system composed of two interconnected products: a portable transmitter, and an accessory receiver case, which receives power from the transmitter, creating wireless charging capabilities. The Company will showcase these products along with its new wirelessly powered light bulbs, and music speakers in a residential smart home. The Showcase will serve as a “Voice Controlled” Smart Home template for applying these wireless charging technologies and products to any home. Our company is in the process of pursuing manufacturing and licensing because there are several markets in which our technology can be used.

Other than the current receiver, and transmitter, Voice Life Inc. is in the process of designing three additional products. All five products will be showcased in the smart home. The additional products include LED “transceiver light bulb, music speaker wireless powered receiver, and OLED display wireless power receiver. However we believe that our technology can potentially be utilized in a variety of other devices as well, including tablets, remote controls, rechargeable lights, and any other device with similar recharging capabilities that would otherwise require batteries or electrical outlets.

Marketing Strategy

The Company plans to implement strategic marketing campaigns focused on brand name recognition. Advertising campaigns will generally focus on print and web, utilizing real estate industry publications. This is includes both builders and developers of real estate as well as real estate agents. Although other means of advertising will also be considered and implemented, these forms of advertising have been identified as being the most effective means for reaching potential customers in our target markets, as our primary objective is to have our technologies implemented with respect to new building. The company also plans to create a website as a means of advertising and as an electronic brochure for generating sales leads and increasing market awareness.

Competition

We have significant competition against more established, well capitalized competitors in our industry. We also face significant barriers to entry when comparing our technology. That is, traditional wall plugin recharging remains an inexpensive alternative to our technology under development. Also, directly competing products are offered by Powermat Technologies, Energizer’s inductive charging business, PureEnergy Solutions, Inc., ecoupled and PowerCast Corporation, which have greater resources than us and are better established in the market than we are. We cannot be certain which other companies may have already decided to or may in the future choose to enter our markets. For example, consumer electronics products companies may invest substantial resources in wireless power or other recharging technologies and may decide to enter our target markets. Successful developments of competitors that result in new approaches for recharging could reduce the attractiveness of our products or render them obsolete.

Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests. We will seek to have our technologies submitted for patent protection in the United States should the requisite funds become available. There can be no guarantee, however, that our products will be approved for patent protection.

Research and Development

The Company’s CEO and sole director has spent $252,000 of his personal funds in non-recurring engineering expenses on the research and development of a prototype for the company’s wireless power distribution product. Our CEO has developed the prototype himself. The development work occurred between January 15, 2013 and March 2015, and is an ongoing work in progress. Voice Life Inc. acquired ownership of the product from the developer Robert Smith pursuant to the Confidential Information and Invention Assignment Agreement dated March 12, 2015 (see Exhibit 10.8 hereto).

The prototype we have developed is a beta system consisting of a base station transmitter, a smart phone receiver case, receiver test boards and management software and we are developing technology that can enable wireless charging or powering of electronic devices at distance. The Beta System has validated the technology in our labs utilizing commercially available parts and components, which have not been optimized and may be too large, to be incorporated into commercially marketed products. We are developing multiple generations of transmitter and receiver application specific integrated circuits (“ASICs”) that we believe will optimize our technology by reducing size and cost, while increasing performance to a level that we believe will allow for them to be integrated into low-power devices (defined as devices requiring less than 10 watts), thereby eliminating the need for a charging cord or pad to maintain a charge.

In order to demonstrate the capability of our technology to potential partners, we are currently developing complete products for potential licensees who will modify and remanufacture the products to fit their own needs. These products are known as “reference designs” of our integrated solution. The company’s strategy is to attempt to license these reference designs to key potential partners, which we believe will allow them to speed up incorporation of technology into their product lines, create awareness and demand, and bring our power solution to market faster. Our initial reference designs currently under development are being designed for use with smart phones.

Governmental Regulation

We require Federal Communication Commission approval for our technology, which may be difficult to achieve, and existing laws or regulations or future legislative or regulatory changes may affect our business. Our remote charging technology involves the transmission of power using a combination Light Frequencies and radio frequency (“RF”) energy waves, which are subject to regulation by the Federal Communications Commission (“FCCWe intend to design our technology so that it will operate in the 2.4/5.8 GHz radio frequency ranges, which are the same range as Wi-Fi routers and several other wireless consumer electronics. Therefore, we must meet Part 15 requirements and approval and may require FCC Part 18 approval.

FCC Permits:

In the United States, the Federal Communications Commission (FCC) is responsible for the regulation of all RF devices. The FCC requires any device that radiates RF energy to be tested for compliance with FCC rules. Part 15 is the section of the code that deals with devices that emit RF energy and are to be operated without an individual license.

Certain bands within the RF spectrum are available for “unlicensed” operation. The term “unlicensed” is often misunderstood. The manufacturer of a product designed for “unlicensed” operation is not exempt from testing and/or certification. Indeed, both the transmitter and receiver must be tested by a qualified testing laboratory. However, once the necessary approvals are received, the end user can then operate the product without further obligation or licensing. Wireless charging devices can be approved under Part 15 or Part 18 or both rule parts.

While devices operating upon unlicensed bands do not require FCC licensing, they are not unregulated and must meet the Federal Code of Regulation (CFR) FCC Part 15, which is a common testing standard for most electronic equipment. FCC Part 15 covers the regulations under which an intentional, unintentional, or incidental radiator that can be operated without an individual license. FCC Part 15 covers as well the technical specifications, administrative requirements and other conditions relating to the marketing of FCC Part 15 devices. Our waveform operates in the 2.4/5.8 GHz radio frequency range, which is the same range as Wi-Fi routers and several other wireless consumer electronics. For those types of products, the FCC grants Part 15 approval if, among other things, the specific absorption rate (“SAR”) is below certain thresholds. Based on our preliminary calculations, the SAR at our receiver should be well below that of a typical cellular signal, so we believe we will be able to gain FCC Part 15 approval for our prototypes currently in development.

Once our product is in its finished form, exactly as it will be produced, testing will be conducted by a properly approved laboratory. In most cases, it is not necessary to be present for testing and the laboratory will prepare the filing paperwork. We are not currently aware of any requirement that we believe will result in a failure of our product to obtain an FCC Part 15 compliance certificate.

In addition, because our technology involves the transmission of power greater than the power threshold limits of Part 15, we also expect to need to obtain FCC Part 18 approval. FCC Part 18 is the section of Title 47 of the Code of Federal Regulations that provides the Federal Communications Commission (FCC) with authority to regulate industrial, scientific, and medical equipment (ISM) that emits electromagnetic energy on frequencies within the radio frequency spectrum. Upon request by a representative of the Commission the manufacturer, owner, or operator of any ISM equipment shall make the equipment available for inspection and promptly furnish the Commission with such information as may be required to indicate that the equipment complies with FCC Part 18 Process. Compliance with FCC Part 18 requires the product to be designed with sufficient shielding and filtering to provide adequate suppression of emissions on frequencies outside of the allowed frequency bands.

It is our expectation, based on similar products and designs developed by our manufacturer, that we will use our manufacturer’s expertise in the FCC approval process and will work closely with them to conduct and complete these certification tests. It is our expectation, based on similar products and designs by other companies that our manufacturer, Shenzhen Xinliyang Technology Co., Ltd, will conduct and complete these certification tests as part of the Company’s standard course of business and planning process and from start to finish should be completed in approximately 6 months. Following the completion of the certification testing we expect, again based on the experience of our manufacturer, it to take an additional 2 months to have the product approved by the FCC. Shenzhen Xinliyang Technology Co., Ltd was established in 1998. It is an “all-in-one high-tech enterprise” that specializes in R&D, innovation design, engineering realization, manufacturing and knight service. It has a 10000 square meters production facility in Shenzhen City and 500 employees, .including 50 engineers. It is an ISO9001-2000 approved factory with 6 production lines. Monthly capacity is about 100,000 PCS.

Moreover, the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Description of Property

Currently, our principal executive offices are located at 7071 Warner Avenue Suite 460 Huntington Beach, CA 92647. Robert Smith, our CEO and Director, personally leases the office space from AmericaTrust for $3,300 per month. The lease is on a month-to-month term and renews automatically. Mr. Smith currently offers the space to the Company as its corporate office free of charge.

We have no recorded expenses for any lease as of June 30, 2016. Upon effectiveness of this registration statement and assuming sufficient funds are raised from this offering, the company plans on signing a lease agreement for 2,670 square feet of showcase office space in Huntington Beach, California.

Legal Proceedings

We are not a party to any pending legal proceedings. In the future, we may from time to time, become involved in various legal proceedings. We believe that all such litigation is routine in nature and incidental to the conduct of our business, and we believe that no such litigation will have a material adverse effect on our financial condition, cash flows or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position
Robert Smith	59	President, Chief Executive Officer and Chairman Syndicate Lead / CTO Director

Robert Smith, President and Chief Executive Officer

Mr. Robert Smith joined the Company as President, Chief Executive Officer and Chairman of the Board of Directors in March 2015. Mr. Smith has more than 30 years of data communications, networking hardware, application software development, cloud web scalability operations experience, and sophisticated in providing entrepreneurial startup business experience providing technical/strategic direction to relative next generation wireless charging technologies.

Prior to joining the Company, Mr. Smith worked at “USC” University of Southern California from September 1984-May 1991 as a Information Systems Specialist, from May 1992 thru April 1997 Mr. Smith worked as a MIS Director Century 21 International, from April 1997 thru January 2001 Mr. Smith worked as Web Operations Manager at Ingram Micro, from May 2001 thru October 2001 Mr. Smith worked as new product software engineer at Microsoft, from October 2001 thru January 2002 Mr. Smith worked as Technology Architect at CCH Incorporated, from January 2002 thru May 2003 Mr. Smith worked as Global Internet XML System Integrattor at Canon Development Americas, Inc. and from May 2003 thru March 2015 as “development consultant” providing expertise in strategic planning, identifying emerging technology trends, new product development, marketing strategy and financing.

The most recent various entrepreneurial, advisory and development consulting roles included working with Atom Nanoelectronics identifying emerging technology trends from January 2010 to January 2013, Alibaba Group in conjunction with Shenzhen Xinliyang Technology Co “self” entrepreneurial product development from January 2013 thru present, Exchange Visionary Laboratories (EVL) crowd-funding financing from March 2013 to March 2015, Nonlinear Technology identifying emerging technology trends from March 2014 to March 2015, and MISTER (Metropolitan Individual System of Transportation on an Elevated Rail) (n/k/a METRINO PRT) marketing strategies and new product development from January 2015 to March 2015.

Mr. Smith holds a B.S. in Pre-Law from Eastern Michigan University. Mr. Smith also attended University of Southern California (USC) and took graduate and professional coursework at the Viterbi School of Engineering, Marshall School of Business, and Institute of Systems and Safety Management (Astronaut program).

Mr. Smith began his duties as Chairman of the Board on March 12, 2015, and currently does not engage in any business activities other then in their roles with the registrant. Mr. Smith will continue in his capacity as Chairman and Chief Executive Officer at least until the next annual meeting of shareholders of the Company, which will be held within six months of our fiscal year end, December 31st.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 7071 Warner Avenue Suite 460 Huntington Beach, CA 92647.

Name	Shares	Percentage Ownership

Robert Smith	5,000,000	100%

Total	5,000,000	100%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 5,000,000 shares of common stock outstanding as of June 30, 2016.

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, and long-term equity compensation in the form of stock options. We believe successful long term Company performance is more critical to enhancing stockholder value than short term results.

The following table provides information regarding equity awards held by the named executive officer as of June 30, 2016.

		Salary(1)(2)	Bonus			Non-Equity
				Stock	Option	Incentive Plan	All Other
Name	Year			Awards	Awards (2)	Compensation	Compensation
Robert Smith	2015	$ 0	$0		$0	0	0
Robert Smith	2016	$72,000	$0		$0	0	0

(1)	Board of Directors discussed and approved a request by our CEO to reduce Mr. Smith’s base salary in 2015 from $72,000 to $0 effective dates from May 1, 2015 through December 31, 2015. The reason being to conserve cash and better align the interest of management and out stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.
(2)	During the period March 12, 2015 (inception) through June 30, 2016, the Company did not recognize any Employee stock based compensation or any Non-Employee stock-based compensation. As of June 30, 2016 Mr. Smith has deferred his salary from January 1, 2016 through June 30, 2016

The Company entered into an employment agreement with Robert Smith, the Company’s President, Chief Executive Officer and chairman of the board of directors, effective May 1, 2015. The employment agreement has no specific term and constitutes at will employment. Mr. Smith current annual base salary is $72,000, although his annual base salary will increase to $150,000 immediately following our initial public offering, and he is eligible for up to five annual cash bonuses of up to $30,000 each (one each with respect to our fiscal quarters and one with respect to our fiscal year) based upon achievement of performance based objectives established by our board of directors.

If Mr. Smith’s employment is terminated due to his death or disability, by the Company without cause or if Mr. Smith resigns for good reason, Mr. Smith’s will be entitled to receive (i) one year of his base salary at the rate then in effect, (ii) five performance bonuses (each equal to the average of the performance bonus paid with respect to the two fiscal quarters, or the fiscal quarter end and fiscal yearend, as applicable, immediately preceding Mr. Smith’s termination or resignation) (iii) reimbursement of Mr. Smith’s cost of COBRA coverage for one year, and (iv) twenty-five percent (25%) of the options to purchase shares of common stock subject to Mr. Smith’s option awards described above will vest immediately and become exercisable, and, along with any previously vested and unexercised options, may be exercised by Mr. Smith within one year following his termination or resignation. However, if a Liquidation Event (as defined below) shall occur within one year of Mr. Smith’s termination without cause or his resignation for good reason, all of Mr. Smith’s option awards described above will vest immediately and become exercisable. Mr. Smith’s employment agreement provides that if the Company experiences a Liquidation Event (as defined below), Mr. Smith’s employment with the Company will be terminated and the Company will enter into a consulting agreement with Mr. Smith that entitles him to the following during its term: (i) continued payment of Mr. Smith’s base salary at the rate then in effect, (ii) continued payment of Mr. Smith’s performance bonuses described above, and (iii) continued payment of benefits. The term of the consulting agreement between the Company and Mr. Smith shall expire on the later of two years from the date of the Liquidation event or December 31, 2017. For purposes of Mr. Smith’s employment agreement, a Liquidation Event means a merger, acquisition, consolidation or other transaction (other than an equity financing) following which our stockholders prior to such transaction hold less than fifty percent (50%) of our outstanding voting securities of the acquiring or surviving entity, or a sale, license or transfer of all or substantially all of our assets.

If Mr. Smith resigns without good reason, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation, along with any unreimbursed reasonable, out-of-pocket business expenses incurred by Mr. Smith in the performance of his duties.

The following table provides information regarding equity awards held by Robert Smith as of June 30, 2016:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert Smith	0	0

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

The registrant's board of directors consists of Robert Smith. Mr. Smith is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Mr. Robert Smith owns 5,000,000 common shares for which he paid $500.

Advances from Related Parties

During the period from March 12, 2015 (inception) to December 31, 2015, Robert Smith has advanced the Company a total of $8,624.72 to cover costs related to the organization and development of the company. The advances are considered temporary in nature and have not been formalized by a promissory note. There is no formal written commitment for continued support by Mr. Smith. The Company currently owes Mr. Smith $8,224.72 because Mr. Smith purchased 5,000,000 of the Company’s common stock on March 12, 2015 for $500, of which he paid $100 in cash and the other $400 was booked as a receivable.

The loan of $8,624.72 advanced to the Company by Mr. Smith is unsecured, non-interest bearing, and will become due and payable upon demand from the lender. Proceeds raised in this offering will be used to repay some or all of this related party advance. As of June 30, 2016 the company has paid $7,620.15 and the remaining balance is $1004.57

Director Independence

The registrant's board of directors consists of Robert Smith. Mr. Smith is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

January 1, 2016 through June 30, 2016 we have generated revenue in the amount of $0.00 against total expenses of $20,431 for a net loss in the amount of $20,431. Our expenses are primarily attributed to expenses related to the organization of the Company and his offering. We have generated an accumulated deficit in the amount of $45,987 for the period ending June 30, 2016.

Plan of Operations

We plan to continue to focus on the development of remote charging technology, with our current goal being to further develop and license this technology to consumer electronics supply chain firms or manufacturers and developers of other devices that would benefit from remote charging. We intend to pursue licensing because we believe there are several market verticals to which the remote charging technology can apply, and we believe that this is the most capital-efficient manner in which we can address many of them at once. As we develop new applications for the technology, we expect to target new strategic relationships in different market sectors.

We expect that our remote charging technology will be ready for production and made commercially available to potential licensees during the third quarter of 2016. However, we believe that potential licensees of the remote charging technology will take at least 6 months to two years to incorporate the Company’s technology into commercial products available for sale.

Since we are a development stage company, we have not yet finalized some aspects of our strategy. For example, we may decide to sell our wireless charging products ourselves, rather than license the design of those products. That decision would depend on whether we believe selling the products ourselves would help meet the market demand of potential customers.

We expect to use the net proceeds received from this offering to continue our remote charging technology development, develop product reference designs, complete certification testing, protect our intellectual property, pursue licensing partners and for working capital and other general corporate purposes.

We are highly dependent on the success of this offering to execute upon this proposed plan of operations. If we are unable to raise sufficient funds through this offering or obtain alternate financing in lieu of funds raised through this offering, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding above and beyond what we are seeking to raise through this offering. To such end, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, it may not raise the required funding. We do not have any plans or specific agreements for new sources of funding at present.

Results of Operations

Our cash balance is $1,516 as of the period ending June 30, 2016 with $1,004.72 in liabilities. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have utilized funds from Robert Smith, our Chief Executive Officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Smith, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $416,000 of funding from our Preferred Series offering. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

During the period from March 12, 2015 (inception) to June 30, 2016, we generated no revenues and incurred expenses of $45,986. Our operating expenses consist of the costs incurred in organizing the company and this offering as well as researching and developing its product prototype. This constitutes an aggregate loss of $45,986.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. We have commenced a private placement offering of the sale of Convertible Preferred Series Shares as of August 4, 2015. As of June 30, 2016 the Registrant has received proceeds of $46,000 from five investors. The Registrant expects the sale of the Preferred Series Shares to close on June 30, 2017. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Purchase and Sale of Equipment

We presently have no equipment.

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We incurred net losses of $20,431 for the period from January 1, 2016 to June 30, 2016. These losses are mainly due to the costs involved in the organization of the company and costs incurred in researching and developing its product prototype.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2017. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of June 30, 2016 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $687,500. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have minimal revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $30,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

VOICE LIFE, INC.

FINANCIAL STATEMENTS

For the period ended June 30, 2016

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To,

Board of Directors and Stockholders

Voice Life, Inc.

We have audited the accompanying balance sheets of Voice Life, Inc (“the Company”) as of June 30th 2016 and the related statements of operations, stockholder's equity, and cash flows from March 12th, 2015 to June 30th2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Voice Life, Inc. as of June 30, 2016, and the result of its operations and its cash flow for the period March 12, 2015 through June 30, 2016, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has only fifteen months operating history and has incurred losses since inception of $45,986 and has a working capital surplus of $1,516. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJSH & CO. LLP

New Delhi, India

Independent Auditors registered with

Public Company Accounting Oversight Board

October 12th , 2016

 COMPANY

BALANCE SHEET

FOR THE PERIOD OF MARCH 12, 2015 (INCEPTION) TO JUNE 30, 2016

ASSETS	From START (inception) Mar 12, 2015 to Dec 31, 2015	From Jan 1, 2016 to June 30, 2016
	$
Current Assets:
Cash	23,993	1,516

Total Current Assets	23,993	1,516
Money Receivable Against Stock	575.15
TOTAL ASSETS	24,568	1,516

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	8,624	1,004
Total Current Liabilities	8,624	1,004
Total Liabilities	8,624	1,004

Stockholders’ Equity
Common Stock	500	0.00
Preferred Stock	41,500	5,000
Paid In Capital	41,500	46,500
Prior Accumulated Retained Earnings	(0.00)	(25,556)
Current net profit (loss)	(25,556)	(20,431)
Total Shareholders’ Equity	15,944	512

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	24,568	1,516

The accompanying notes are an integral part of these financial statements.

COMPANY

STATEMENT OF OPERATIONS

FOR THE PERIOD OF MARCH 12, 2015 (INCEPTION) TO JUNE 30, 2016

	From START (inception) Mar 12, 2015 to Dec 31, 2015	From Jan 1, 2016 to June 30, 2016
		$

Revenue	[0.00]	[0.00]

Operating expenses:
General and Administrative	10,107	13,042
Lega Fees	2,799	5,719
Research and Development	12,650	1,670

Total operating expenses	25,556	20,431
Bad Debt	0.00	0.00

Net Profit (loss)	25,556	20,431

Net loss per common share - basic and diluted:		0.009034

Net loss per share attributable to common stockholders		0.009197

Weighted-average number of common shares outstanding		5,089,787

The accompanying notes are an integral part of these financial statements

VOICE LIFE, INC.

STATEMENT OF STOCKHOLDER’S DEFICIT

FOR THE PERIOD OF MARCH 12, 2015 (INCEPTION) TO JUNE 30, 2016

	Common Shares		Preferred Shares			Contributed Capital		Accumulated Deficit	Total Shareholder Deficit
	Shares	$	Shares	$
Initial Balances March 12, 2015(inception)	-	-	-	-		0		0	0
Issuance Common stock $0.0001	5,000,000	500	-			500		0
Issuance Preferred Stock	-	-	80,263	41,000		41,000		0
Net Income 3/12/15 to 12/31/15								(25,555.95)	(25,555.95)
Ending Balances December 31, 2015	5,000,000	500	$80,263	41,000		$41,500	$	$(25,555.95)	$15,944
Insurance Preferred Stock			9,524	5,000		5,000
Net Income 1/1/2016 to June 30, 2016					$		$	$(20,431.98)	$(20,431.98)
Ending Balances March 12, 2015 (inception thru June 30, 2016	5,000,000	500	89,787	46,000		46,500		(45,987.93)	512.07

"The accompanying notes are an integral part of these financial statements"

COMPANY

STATEMENT OF CASH FLOWS

FOR THE PERIOD OF MARCH 12, 2015 (INCEPTION) TO JUNE 30, 2016

	From START (Inception) to December 31, 2015	From January 1, 2016 to June 30, 2016
		$
Cash Flows from Operating Activities

Net Profit (loss)	25,556	(20,431)
Stock Payment Receivable	(575.15)	575.15
Robert Smith Payable	8,624	(7,620)

Net cash used in operating activities	17,506	(27,476)

Cash Flows from Financing Activities
Common Shares	500	0.00
Preferred Series A	0.00	0.00
Preferred Series B	25,000	0.00
Preferred Series C	10,000	5,000
Preferred Series D	6,000	0.00
Net cash provided by Financing Activities	41,500	5,000

Net Increase In Cash	23,993	22,476

Cash – Beginning	0.00	23,993
Cash – Ending	23,993	1,516

The accompanying notes are an integral part of these financial statements.

VOICE LIFE INC.

(A Development Stage Company) Notes to Financial Statements

Note 1-Business Organization, History, and Nature of Operations

Voice Life Inc. (the “Company”) was incorporated in Nevada on March 12, 2015 (inception). The company is a development stage technology company focused on developing technology and products that enable smart home connected devices to be powered wirelessly and controlled through voice by providing convenient, adaptive wireless power charging capabilities to low power using fixed and mobile devices such as mobile phones, wearable’s watches, tablets, smoke alarms, and OLED Displays. The Company is targeting both consumer and commercial enterprise markets that uses chargeable fixed and mobile devices.

As of June 30, 2016, the Company has four products that are in various stages of development. One product is in production but has not yet recorded any revenues while the remaining three products are in various stages of development. Since inception, the Company’s primary activities have consisted of developing its business plan, raising capital, recruiting and hiring its executive team and developing its technology. To date, these activities have been funded mainly through founder’s own personal investment and additional funds. The company will rely initially upon the private placement of its Preferred Series shares that are convertible to common shares upon effectiveness.

The Company is considered to be in the development stage, and as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915, “Development Stage Entities”. The Company is subject to all of the risks associated with development stage companies.

Note2–Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America(“USGAAP”), and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Revenue Recognition

Revenue is derived from sales of products to distributors and consumers. Revenue will be recognized when earned, as reasonably determinable in accordance with Financial Accounting Standards Board Accounting Standards Policy (“ASP”) 605-10, 605-15, 605-20 and 605-40. “Revenue Recognition.”

The following are the conditions that must be met in order to recognize revenue in accordance with ASP:

(i) the buyer’s price is fixed or determinable as of the date of sale (presumably via executed final sales contract); (ii) the buyer has paid or is obligated to pay the seller based on nothing except the delivery of the product (i.e. cannot be contingent on any other future events); (iii) the buyer’s obligation to pay the seller changes only if the product is returned to the seller (e.g. theft, damage, or loss of product does not negotiate buyers obligation); (iv) the buyer acquiring the product must have economic substance outside of the product provided by the seller (that is, the buyer cannot be a simple re-seller established by the seller for the purpose of what would amount to inflating recognized sales); (v) the sellers obligation to the buyer significantly ends at delivery (the seller cannot be obligated to direct buyers to the seller, substantially advertise/distribute for the seller, etc).

Organization and Offering Cost

Breakdown of Expenses:

Other General and Admin Expenses $13,042.38

Legal Fees $5,719

Research and Development Expenses $1,670

Note 2–Summary of Significant Accounting Policies, continued

Stock Based Compensation

During the period March 12, 2015 (inception) through June 30, 2016, the Company did not recognize any Employee stock based compensation or any Non-Employee stock-based compensation.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period January 1, 2016 through June 30, 2016 the Company has incurred organization and offering cost of $ 20,431, which are forming the part of financial statements under Other General Administrative Charges and Research and Development Expenses.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company is determined that it has one operating segment as of June 30, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Research and Product Development

Research and product development expenses are charged to operations as incurred. For internally developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense. Patent application costs, generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain.

Since March 12, 2015 (Inception) thru June 30, 2016 the company has spent $14,321 in research and development for purchase of various prototypes, shipping & other charges etc.

Note 3. Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

June 30, 2016
U.S. Statutory Rate	34%
Less: Valuation Reserve	(34)%
Effective Tax Rate	-%

The significant components of deferred tax assets and liabilities are as follows:

30-Jun-2016
Net Deferred Tax Asset	$-

Net Operating Losses	$(20,431)

Deferred Tax Liability	$-
Net Deferred Tax Assets	$6,947
Less: Valuation Reserve	$(6,947)
Deferred tax asset - net valuation allowance	$-

The Company adopted the provisions of ASC 740-10-10, 740-10-20, and 740-10-30, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of June 30, 2016.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period March 12, 2015 (inception) through June 30, 2016, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4. Related Party Transactions

The Company entered into an employment agreement with Robert Smith, the Company’s President, Chief Executive Officer and chairman of the board of directors, effective March 12, 2015. The employment agreement has no specific term and constitutes at will employment. Mr. Smith current annual base salary is $72,000 although his annual base salary will increase to $150,000 immediately following the initial public offering, and he is eligible for up to five annual cash bonuses of unto $30,000 each (one each with respect to our fiscal quarters and one with respect to our fiscal year) based upon achievement of performance based objectives established by our board of directors. In the second quarter of 2015, our Board of Directors discussed and approved a request by our CEO to reduce his base salary to $0 per year, effective March 12, 2015 through December 31, 2015.

On March 12, 2015 the Company issued 5,000,000 of its authorized common stock to Robert Smith for $500. For which he paid $100 and $400 were receivables from him, subsequently the company incurred many startup costs for $8,624.72, which were paid by Robert Smith from his personal account. So, the company has a net payable to Robert Smith $8,624.72 as on December 31, 2015.

Disclosure:

$575.15 was received from shareholder Robert Smith ($400.00 for the common stock and Robert Smith paid $175.15 for credit card transaction fee or the purchase of Preferred Series Stock and was deducted from the related party advanced loan.

During the period from March 12, 2015 (inception) to December 31, 2015, Robert Smith has advanced the Company a total of $8,624.72 to cover costs related to the organization and development of the company. The advances are considered temporary in nature and this has been formalized by a promissory note. There is formal written commitment for continued support by Mr. Smith for up to $10,000

The loan of $8,624.72 advanced to the Company by Mr. Smith is unsecured, non-interest bearing, and will become due and payable upon demand from the lender. Proceeds raised in this offering will be used to repay some or all of this related party advance. As of June 30, 2016 the company has paid $7,620.15 and the remaining balance is $1004.57

Note 5–Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

Common Stock Issued

On March 12, 2015, the Company issued 5,000,000 shares of its common stock at a price of approximately

$.0001 per share to Robert Smith, the Company’s founder and President/CEO and its Chief Technology Officer for aggregate proceeds of $500.00.

Preferred Stock

In July 2015, the Company amended its Certificate of Incorporation to authorize 10,000,000 shares of preferred series stock of which 1,000,000 were designated Preferred B Series at a cost of .5000 per share, 250,000 designated as Preferred C Series at a cost of .5250 per share, 250,000 was designated Preferred D Series at a cost of .5350 per share. In June of 2016, 8.500,000 were designated as Preferred A Series at a cost of .1498. As of June 30, 2016 the number of Preferred Series Shares issued were 89,787.

Except as otherwise required under the General Corporation Law of the State of Nevada, the “Preferred Series” shall have no voting rights. Each preferred share is convertible into one (1) share of common stock immediately after the Registration Statement filed on Form S-1 is effective

The “Preferred Series” are being offered and sold to investors that are acceptable to the Company (“Investors”) pursuant to Section 4(a)(6) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long-term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Employment Agreements

The following is a summary of the employment arrangements with our executive officers as currently in effect.

Robert Smith

The Company entered into an employment agreement with Robert Smith, the Company’s President, Chief Executive Officer and chairman of the board of directors, effective March 12, 2015. The employment agreement has no specific term and constitutes at will employment. Mr. Smith current annual base salary is $72,000 although his annual base salary will increase to $150,000 immediately following the initial public offering, and he is eligible for up to five annual cash bonuses of unto $30,000 each (one each with respect to our fiscal quarters and one with respect to our fiscal year) based upon achievement of performance based objectives established by our board of directors. Board of Directors discussed and approved a request by our CEO to reduce Mr. Smith’s base salary in 2015 from $72,000 to $0 effective dates from March 12, 2015 through December 31, 2015. The reason being to conserve cash and better align the interest of management and out stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

Note 7 – Net Income Per Share

June 30, 2016. As a result, the computations of net loss per share for each period presented is the same for both basic and fully diluted. The following table sets forth the information used to compute basic and diluted net income per share attributable to Voice Life Inc. for the period March 12, 2015 (inception) through June 30, 2016:

June 30, 2016

Net Income	$(20,431)

Weighted-average common shares outstanding basic:

Weighted-average common stock	5,000,000
Equivalents
Stock options	0
Warrants	0
Preferred Series Shares Convertible	89,787
Weighted-average common shares
Outstanding- Diluted	5,089,787

Note 8– Non-Employee Equity Compensation Plan

On June 30, 2016, the Company’s board of directors and stockholders approved an increase in the Non-Employee Equity Compensation Plan from 6,000,0000 to 15,000,000.

The Company did not recognize any Non-Employee stock-based compensation.

Note 9. –Going Concern and Management Plans

The Company opened up its bank account on April 24, 2015. As of June 30, 2016, the Company’s cash on hand was $1,516.64 The Company has not generated revenues since its inception and has incurred net losses of $45,986 for the period March 12, 2015 (inception) through June 30, 2015. As of June 30, 2016, the Company plans on meeting its current liquidity requirements principally through the private placement of Preferred Series Shares.

As of June 30, 2016, the Company had a working capital surplus of $1,516 and a stockholders surplus of

$512

The Company expects that the cash raised from its Preferred Series Shares will fund its operations only until March 2017. The Company intends to raise additional capital through its initial public offering (“IPO”), and will fund its operations only until March 2018 though there is no assurance that it will be able to do so. If the Company is unable to raise additional capital, the Company may have to curtail its research and development efforts, delay repayments of its Convertible Notes, delay payments to vendors, and/or initiate cost reductions, which would have a material adverse effect on the Company’s business, financial condition and results of operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 10–Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of June 30, 2016, through the date, which the financial statements were available to be issued. Based upon the review the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Up to a Maximum of 5,000,000 Common Shares

at $0.55 per Common Share

Voice Life, Inc.

October 12, 2016

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$320
EDGAR/Printing Expenses	$2000
Auditor Fees and Expenses	$11,500
Legal Fees and Expenses	$10,000
Transfer Agent Fees	$1,250
TOTAL	$25,070

 The organization cost were all expensed in the period presented. Prior to the Company bank account being opened our Chief Executive Officer advanced $22,768 for legal and auditor fees associated with this offering, as well as organizational and developmental costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into an agreement with Mr. Smith that requires us to indemnify him against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which he may be made a party by reason of the fact that he is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 12, 2015 the Company issued 5,000,000 of its authorized common stock to Robert Smith in exchange for $500.00.

On September 5, 2015 the Company issued 9,523 of its authorized preferred C stock at a price of .525 to Fred Batkin in exchange for $5000.

On September 5, 2015 the Company issued 5,607 of its authorized Preferred D Series Stock at a price of .535 to Lyle Nali in exchange for $3000.

On October 16, 2015 the Company issued 9,523 of its authorized preferred C stock at a price of .525 to Chris Stark in exchange for $5000.

On October 16, 2015 the Company issued 5,607 of its authorized preferred D stock at a price of .535 to Ted Fischer in exchange for $3000.

On December 4, 2015 the Company issued 50,000 of its authorized preferred B stock at a price of .50 to Jim Parker in exchange for $25,000.

On June 15, 2016 the Company issued 9,524 of its authorized preferred C stock at a price of .525 to Carina Pollard in exchange for $5,000.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and Regulation D promulgated thereunder as a transaction by the Registrant not involving any public offering, in which the Company cannot use general solicitation or advertising; the Company must limit its sale to “non-accredited investors” and may not sell to non-sophisticated investors; and the Company has provided these investors with the necessary disclosures.

These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed herewith)
3.2	Bylaws of the Registrant (filed herewith)
4.1 4.4

2015 Stock Option and Restricted Stock Plan (filed in original Registration Statement on Form S-1)

Certificate of Designations B, C, D (filed with previous amendment to Registration Statement on Form S-1)

4.5	Certificate of Designation A (filed herewith)
4.6	Subscription Agreement (filed herewith)
5.1	Opinion re: Legality and Consent of Counsel(filed herewith)
10.6	Non-Employee Stock Compensation Plan (filed herewith)
10.7 10.8 10.9

Executive Employment Agreement (filed herewith)

Confidential Information and Invention Assignment Agreement (filed herewith)

Indemnification Agreement (filed with previous amendment to Registration Statement on Form S-1)

23.1	Consent of CPA (filed herewith)

Item 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Huntington Beach, California on October 12, 2016

Voice Life, Inc.
/s/Robert Smith
By:
Name:	Robert Smith
Title:	Chief Executive Officer, Chairman , and President
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/Robert Smith

Robert Smith	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	October 12, 2016